EXHIBIT 99.3
PURCHASES BY FOSUN INDUSTRIAL OF TONGJITANG ADSs
SINCE THE FILING OF AMENDMENT NO. 5 TO THE ORIGINAL 13D

		Number of Underlying	Price Per ADS (excluding
Trade Date	Number of ADSs	Ordinary Shares	commissions) (US$)
2008-12-31	471,250	1,885,000	2.7844